                    As filed with the Securities and Exchange
                           Commission on April 2, 2003

                                                        Registration No. 333-[ ]
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)

               BERMUDA                                   NOT APPLICABLE
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)

                             THE BELVEDERE BUILDING
                                 PITTS BAY ROAD
                             PEMBROKE HM-02 BERMUDA
               (Address of Principal Executive Offices) (Zip Code)

         PLATINUM UNDERWRITERS HOLDINGS, LTD. 2002 SHARE INCENTIVE PLAN PLATINUM UNDERWRITERS HOLDINGS, LTD. CAPITAL ACCUMULATION PLAN
 PLATINUM UNDERWRITERS HOLDINGS, LTD. SHARE UNIT PLAN FOR NONEMPLOYEE DIRECTORS
                            (Full Title of the Plans)

                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                                 (800) 624-0909
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                            Proposed maximum    Proposed maximum
 Title of securities      Amount to be       offering price        aggregate            Amount of
   to be registered        registered          per share         offering price     registration fee
   ----------------        ----------          ---------         --------------     ----------------
 Common Shares, par
 value $0.01 per
 share(1)                  6,000,000(2)         $24.04(3)        $144,240,000(3)       $11,669.02
                           -----------          --------         --------------        ----------

 Common Shares, par
 value $0.01 per
 share(1)                   150,000(4)          $24.04(3)         $3,606,000(3)          $291.73
                           -----------          --------         --------------        ----------

1 In addition, this registration statement also covers an indeterminate number of additional Common Shares pursuant to the anti-dilution provisions of the plans listed above.

2 Up to 6,000,000 shares of the Company's Common Stock in the aggregate may be issued under the Platinum Underwriters Holdings, Ltd. 2002 Share Incentive Plan and the Platinum Underwriters Holdings, Ltd. Capital Accumulation Plan pursuant to the terms of such plans.

3 Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Company's Common Shares on the New York Stock Exchange on March 27, 2003.

4 Up to 150,000 shares of the Company's Common Stock in the aggregate may be issued under the Platinum Underwriters Holdings, Ltd. Share Unit Plan for Nonemployee Directors.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The document(s) containing information specified by Part I of this Form S-8 Registration Statement (this "Registration Statement") will be sent or given to participants in the plans listed on the cover of the Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Commission by Platinum Underwriters Holdings, Ltd. (the "Company") are incorporated herein by reference and made a part hereof:

      - The Company's annual report on Form 10-K filed with the Commission on March 31, 2003 for the year ended December 31, 2002; and

      - Description of the Company's Common Shares contained in the Company's registration statement on Form 8-A, File No. 02663027, filed with the Commission on May 28, 2002, including any further amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company is a Bermuda company. Set forth below is a description of certain provisions of the Companies Act of 1981 of Bermuda, as amended (the "Companies Act"), and the Company's Restated Bye-Laws, as presently in effect (the "Bye-Laws"), as such provisions relate to the indemnification of directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the Companies Act and the Bye-Laws (incorporated herein by reference as Exhibit 4.5 to this Registration Statement).

      Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors and officers against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 further and provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceeding, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted if granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

      The Company has adopted provisions in its Bye-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Companies Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

   Exhibit
   Number      Description
   ------      -----------
     4.1    -  Platinum Underwriters Holdings, Ltd. 2002 Share Incentive Plan
               (incorporated by reference to Exhibit 10.2 of the Company's
               Annual Report on Form 10-K filed with the Commission on March 31,
               2003 for the year ended December 31, 2002, File No. 001-31341).

     4.2 - Platinum Underwriters Holdings, Ltd. Capital Accumulation Plan (incorporated by reference to Exhibit 10.3 of the Company's Annual Report on Form 10-K filed with the Commission on March 31, 2003 for the year ended December 31, 2002, File No. 001-31341).

     4.3 - Platinum Underwriters Holdings, Ltd. Share Unit Plan for Nonemployee Directors (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K filed with the Commission on March 31, 2003 for the year ended December 31, 2002, File No. 001-31341).

     4.4 - Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, as amended, File No. 333-86906).

     4.5 - Form of Restated Bye-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, as amended, File No. 333-86906).

     4.6 - Form of Certificate of the Common Shares, par value $0.01 per share of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended, File No. 333-86906).

     5.1    -  Opinion of Conyers, Dill & Pearman.

    23.1    -  Consents of KPMG LLP.

    23.2    -  Consent of Opinion of Conyers, Dill & Pearman (included in
               Exhibit 5.1 hereto).

    24.1    -  Power of Attorney of the officers and directors who
               signed this Registration Statement (included on Signature
               Page).

ITEM 9. UNDERTAKINGS

      (a)   The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Southampton, Bermuda on this 2nd day of April 2003.

                              PLATINUM UNDERWRITERS HOLDINGS, LTD.

                              By:           /s/ Jerome T. Fadden
                                  ----------------------------------------------
                                  Name: Jerome T. Fadden
                                  Title:President and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome T. Fadden and Michael E. Lombardozzi, and each of them severally, his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, the Securities Exchange Act of 1934, and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in connection with this Form S-8 Registration Statement (this "Registration Statement") of Platinum Underwriters Holdings, Ltd. (the "Registrant"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the Registrant, to this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate in respect of the Common Shares of the Registrant, to any and all amendments thereto (including post-effective amendments), to any related Rule 462(b) Registration Statement and to any other documents filed with the Commission, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                              Title                    Date
    ---------                              -----                    ----
 /s/ Steven H. Newman             Chairman of the Board of       April 2, 2003
-----------------------           Directors
    Steven H. Newman

 /s/ Jerome T. Fadden             President, Chief Executive     April 2, 2003
-----------------------           Officer, and Director
    Jerome T. Fadden

 /s/ William A. Robbie            Executive Vice President,      April 2, 2003
-----------------------           Chief Financial Officer
    William A. Robbie             and Principal
                                  Accounting Officer


 /s/ H. Furlong Baldwin           Director                       April 2, 2003
------------------------
    H. Furlong Baldwin

 /s/ Jonathan F. Bank             Director                       April 2, 2003
-----------------------
    Jonathan F. Bank

 /s/ Dan R. Carmichael            Director                       April 2, 2003
-----------------------
    Dan R. Carmichael

    Signature                              Title                    Date
    ---------                              -----                    ----
                                  Director                       April 2, 2003
---------------------
    Jay S. Fishman

 /s/ Peter T. Pruitt              Director                       April 2, 2003
-----------------------
    Peter T. Pruitt

 /s/ Donald Puglisi               Authorized Representative      April 2, 2003
----------------------            in the United States
    Donald Puglisi

                                  EXHIBIT INDEX

   Exhibit
   Number      Description

     4.1 - Platinum Underwriters Holdings, Ltd. 2002 Share Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company's Annual Report on Form 10-K filed with the Commission on March 31, 2003 for the year ended December 31, 2002, File No. 001-31341).

     4.2 - Platinum Underwriters Holdings, Ltd. Capital Accumulation Plan (incorporated by reference to Exhibit 10.3 of the Company's Annual Report on Form 10-K filed with the Commission on March 31, 2003 for the year ended December 31, 2002, File No. 001-31341).

     4.3 - Platinum Underwriters Holdings, Ltd. Share Unit Plan for Nonemployee Directors (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K filed with the Commission on March 31, 2003 for the year ended December 31, 2002, File No. 001-31341).

     4.4 - Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, as amended, File No. 333-86906).

     4.5 - Form of Restated Bye-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, as amended, File No. 333-86906).

     4.6 - Form of Certificate of the Common Shares, par value $0.01 per share of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended, File No. 333-86906).

     5.1    -  Opinion of Conyers, Dill & Pearman.

    23.1    -  Consents of KPMG LLP.

    23.2    -  Consent of Opinion of Conyers, Dill & Pearman (included in
               Exhibit 5.1 hereto).

    24.1    -  Power of Attorney of the officers and directors who
               signed this Registration Statement (included on Signature
               Page).